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                                                  Exhibit 5.2


INTERNAL REVENUE SERVICE                   DEPARTMENT OF TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680                 Employer Identification Number:
BROOKLYN, NY  11202                     06-0502105

                              File Folder Number:
                                   113024972
Date:
February 19, 1993                     Person to Contact:
                                        DANIEL LUNGER

PUTNAM TRUST COMPANY OF GREENWICH     Contact Telephone Number:
10 MASON STREET                         (718) 488-2211
GREENWICH, CT 06830
                                  Plan Name:
                              PROFIT SHARING PLAN
                             FOR EMPLOYEES OF THE
                            PUTNAM TRUST COMPANY OF
                                   GREENWICH
                               Plan Number:  002


Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination applies to plan year(s) beginning after Dec.
31, 1991.

     This determination letter is applicable for the amendment(s) adopted on Dec. 4, 1992.
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     This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

PUTNAM TRUST COMPANY OF GREENWICH

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                        Sincerely yours,

                                        /s/ Herbert J. Huff

                                        Herbert J. Huff
                                        District Director

Enclosures:
Publication 794
PWBA 515

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